ETF OPPORTUNITIES TRUST 485BPOS

Exhibit 99.(h)(95)

seventeenth AMENDMENT TO THE
FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS SEVENTEENTH AMENDMENT effective as of the last date in the signature block (the “Effective Date”), to the Fund Sub-Administration Servicing Agreement dated as of August 13, 2024, as amended (the “Agreement”), is entered into by and between ETF OPPORTUNITIES TRUST, a Delaware statutory trust (the “Trust”), Commonwealth Fund Services, Inc, a Virginia corporation (the “Administrator”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following ETFs and take into account present circumstances:

●	GSR Crypto Core3 ETF
●	GSR Crypto StakingMax ETF
●	GSR Digital Asset Treasury Companies ETF
●	GSR Ethereum Staking Opportunity ETF
●	GSR Ethereum YieldEdge ETF
●	TDAQ Lift ETF
●	TSPY Lift ETF
●	Tuttle Capital Magnificent 7 Income Blast ETF
●	Tuttle Capital Meme Stock Income Blast ETF
●	Tuttle NVIDIA Income Blast ETF
●	Tuttle Capital Palantir Income Blast ETF
●	Tuttle Capital Tesla Income Blast ETF

WHEREAS, Section 11(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ETF OPPORTUNITIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ David A. Bogaert	By:	/s/ Greg Farley
Name:	David Bogaert	Name:	Greg Farley
Title:	President	Title:	Sr. Vice President
Date:	12/11/2025	Date:	12/11/2025

Exhibit A
Fund Sub-Administration Servicing Agreement
Separate Series of ETF Opportunities Trust

Name of Series:

Hedgeye Capital Allocation ETF
Hedgeye Quality Growth ETF
IDX Alternative FIAT ETF
OTG Latin America ETF
REX Bitcoin Corporate Treasury Convertible Bond ETF
REX Crypto Equity Premium Income ETF
REX IncomeMax IBIT Strategy ETF
REX-Osprey™ BONK ETF
REX-Osprey™ BTC ETF
REX-Osprey™ DOGE ETF
REX-Osprey™ ETH + Staking ETF
REX-Osprey™ SOL + Staking ETF
REX-Osprey™ TRUMP ETF
REX-Osprey™ XRP ETF
SMI 3Fourteen REAL Asset Allocation ETF
TappAlpha SPY Growth & Daily Income ETF
T-Rex 2X Long ARM Daily Target ETF
T-Rex 2X Long DJT Daily Target ETF
T-Rex 2X Long GME Daily Target ETF
T-Rex 2X Long HOOD Daily Target ETF
T-Rex 2X Long RBLX Daily Target ETF
T-Rex 2X Long SNOW Daily Target ETF
T-REX 2X Long DKNG Daily Target ETF
T-REX 2X Long BULL Daily Target ETF
T-REX 2X Long XXI Daily Target ETF
T-REX 2X Long CRWV Daily Target ETF
T-REX 2X Long SMR Daily Target ETF
Tuttle Capital AI in Healthcare ETF
Tuttle Capital DeepSeek Global AI Innovation and Disruption ETF
Tuttle Capital MSTR 0DTE Covered Call ETF
Tuttle Capital NVDA 0DTE Covered Call ETF
Tuttle Capital Quantum Computing AI Powered Covered Call ETF
Tuttle Capital TSLA 0DTE Covered Call ETF
Tuttle Capital No Bleed Tail Risk ETF
T-REX 2X Long CRCL Daily Target ETF
T-REX 2X Long GLXY Daily Target ETF
TappAlpha Innovation 100 Growth & Daily Income ETF
T-REX 2X Long BMNR Daily Target ETF
T-REX 2X Long AFRM Daily Target ETF
Tuttle Capital IBIT 0DTE Covered Call ETF
T-REX 2X Long AXON Daily Target ETF
T-REX 2X Long KTOS Daily Target ETF
T-REX 2X Long UPXI Daily Target ETF
T-REX 2X Long TTD Daily Target ETF
T-REX 2X Long BKNG Daily Target ETF
T-REX 2X Inverse CRWV Daily Target ETF

T-REX 2X Inverse CRCL Daily Target ETF
T-REX 2X Long SPOT Daily Target ETF
Tuttle Capital Government Grift ETF
AQE Core ETF
Hedgeye 130/30 Equity ETF
Hedgeye Fourth Turning ETF
T-REX 2X Long DOGE Daily Target ETF
T-REX 2X Long SBET Daily Target ETF
T-REX 2X Long Solana Daily Target ETF
T-REX 2X Long SUI Daily Target ETF
T-REX 2X Long STUB Daily Target ETF
T-REX 2X Long XRP Daily Target ETF
REX-Osprey™ BNB + Staking ETF
Argent Large Cap Growth ETF
Argent Large Cap Value ETF
Applied Finance IVS International Large ETF
Applied Finance IVS International SMID ETF
T-REX 2X Long CIFR Daily Target ETF
T-REX 2X Long BTBT Daily Target ETF
GSR Crypto Core3 ETF
GSR Crypto StakingMax ETF
GSR Digital Asset Treasury Companies ETF
GSR Ethereum Staking Opportunity ETF
GSR Ethereum YieldEdge ETF
TDAQ Lift ETF
TSPY Lift ETF
Tuttle Capital Magnificent 7 Income Blast ETF
Tuttle Capital Meme Stock Income Blast ETF
Tuttle NVIDIA Income Blast ETF
Tuttle Capital Palantir Income Blast ETF
Tuttle Capital Tesla Income Blast ETF

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